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                                                                     EXHIBIT 5.1

                             [Letterhead of Boeing]

                                  May 13, 1998

The Boeing Company
7755 East Marginal Way South
Seattle, WA  98108

         RE:      EXCHANGE OFFER RELATING TO 6 5/8% DEBENTURES DUE 2038

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of The Boeing Company, a Delaware corporation (the "Company"), and as such, have been involved with the proceedings related to the offer by the Company to exchange its 6 5/8% Debentures due February 15, 2038 (the "Exchange Debentures"), which are being registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), for an equal principal amount of the outstanding 6 5/8% Debentures due February 15, 2038, which were issued and sold in a transaction exempt from registration under the Securities Act of 1933 (the "Original Debentures").

         In rendering the opinions set forth herein, I have examined (i) the Indenture dated as of August 15, 1991, between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture"), (ii) the resolutions of the Board of Directors of the Company adopted at a meeting held on October 31, 1994, (the "Board Resolutions"), pursuant to which certain officers of the Company are authorized to establish the terms of the Exchange Debentures, (iii) the Officers' Certificate, dated as of February 24, 1998, which details the establishment of the terms and form of the Exchange Debentures, (iv) the form of Exchange Debentures, (v) the Registration Rights Agreement dated as of February 19, 1998 (the "Registration Rights Agreement") by and among the Company, Credit Suisse First Boston Corporation and Merril Lynch, Pierce, Fenner & Smith Incorporated, (vi) the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, and (vii) originals or copies, certified or otherwise identified to my satisfaction, of such other agreements, instruments, certificates of public officials and corporate officers of the Company and such other documents, certificates, records, authorizations and
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May 13, 1998
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proceedings, as I have deemed necessary to enable me to express the opinions hereinafter set forth.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photocopies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

         Based on the foregoing, it is my opinion that:

                  (a) The Indenture has been duly authorized, executed and delivered by, and is a binding agreement of, the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

                  (b) The Exchange Debentures have been duly authorized for issuance and sale by the Company and, when duly executed, authenticated and issued in accordance with the provisions of the Indenture and issued and delivered in the Exchange Offer as contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         My opinions are subject to the following qualification:
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The Boeing Company
May 13, 1998
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         I am qualified to practice law in the state of Washington, and I do not express any opinion as to the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to myself under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/  THEODORE J. COLLINS

                                       Theodore J. Collins
                                       Senior Vice President and General Counsel